MARCH 16, 2008

INVESTOR PRESENTATION

JPMorgan Chase acquiring Bear Stearns

JPMorganChase

Strategic rationale

- Good economic transaction for JPMorgan Chase (JPM) shareholders
  - Price creates significant flexibility and margin for error
- Ultimately accretive to JPM's earnings
  - $1B +/- earnings when fully integrated
- Acquisition of Bear Stearns (BSC) enhances specific areas of JPM's Investment Bank with manageable overlap
  - Strong Prime Brokerage and Global Clearing Services business
  - Enhances Equities platform overall
  - Energy platform is extended
  - Most other areas are incrementally additive
- JPM maintains significant liquidity and expects to maintain target capital levels
- JPM has clear ability to execute

Key terms of transaction

Transaction	JPM to acquire 100% of BSC
Exchange ratio	Fixed ratio of .05473 JPM shares per share of BSC
Consideration	All common stock
Expected closing	90 days +/-
Approvals	Expedited with backing of regulators
Management	JPM will provide management oversight from time of announcement
Credit rating	In discussion with rating agencies
Other	No material adverse change clause. JPM has customary protections

Capital and liquidity strength

- JPM will guarantee the trading obligations of BSC and its subsidiaries effective immediately
- Current estimate of Tier I ratio at closing of 8% +/-
- Expect to maintain already strong JPM liquidity
- Special Fed lending facility in place; non-recourse facility to manage up to $30B +/- of illiquid assets, largely mortgage-related

Financial impact to JPM

- Estimated incremental annual earnings of $1B +/-
- Estimated transaction-related costs of approximately $6B pretax
  - Litigation
  - Cost of de-leveraging
  - Conforming accounting
  - Consolidation - severance, technology and facilities

Risk positions

Mortgage exposure as of 2/29/08 (unaudited) - $ in billions

Asset	BSC estimated gross exposure	Assets managed via non-recourse facility	Incremental estimated net exposure
CMBS	$16		
Prime and Alt-A mortgages	$15		
Subprime	$2		
Total	$33	($20)	$13

Credit exposure as of 2/29/08 (unaudited)

- BSC leveraged lending funded and unfunded commitments of $8.9B; a portion of which could be pledged against the non-recourse facility

Strategic fit

Capital Markets	
Equities	■ Immediately gain a leading share in a Global Prime Brokerage business ■ Strengthens JPM's Equities execution capabilities and market share ■ Accelerates JPM's momentum in building a scale platform
Fixed Income	■ Strong mortgage business including origination, securitization, and servicing enhances our capabilities in a long-term attractive market ■ Energy business significantly expands physical capabilities of our platform ■ Fixed Income Prime Brokerage complements entire Fixed Income franchise
Investment Banking	■ Expands client franchise and wallet share
Global Clearing Services	■ Complements JPM's existing Worldwide Securities Services capabilities for broker/dealers and investment advisors ■ Significant synergies with prime brokerage and equity finance businesses
Wealth Management	■ Broad asset management capabilities ■ More than 400 brokers in the U.S., additional presence internationally
International	■ Strong revenue growth in international businesses

Forward-looking statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between JPMorgan Chase & Co. and The Bear Stearns Companies Inc., including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of JPMorgan Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule, and any changes to regulatory agencies' outlook on, responses to and actions and commitments taken in connection with the merger and the agreements and arrangements related thereto; the extent and duration of continued economic and market disruptions; adverse developments in the business and operations of Bear Stearns, including the loss of client, employee, counterparty and other business relationships; the failure of Bear Stearns stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain business and operational relationships; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Additional factors that could cause JPMorgan Chase's results to differ materially from those described in the forward-looking statements can be found in the firm's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's Internet site (http://www.sec.gov).

Additional information

In connection with the proposed merger, JPMorgan Chase & Co. will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Bear Stearns that also constitutes a prospectus of JPMorgan Chase & Co.. Bear Stearns will mail the proxy statement/prospectus to its stockholders. JPMorgan Chase & Co. and Bear Stearns urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from JPMorgan Chase & Co.'s website (www.jpmorganchase.com) under the tab "Investor Relations" and then under the heading "Financial Information" then under the item "SEC Filings". You may also obtain these documents, free of charge, from Bear Stearns's website (www.bearstearns.com) under the heading "Investor Relations" and then under the tab "SEC Filings."

JPMorgan Chase, Bear Stearns and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Bear Stearns stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Bear Stearns stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about JPMorgan Chase's executive officers and directors in its definitive proxy statement filed with the SEC on March 30, 2007. You can find information about Bear Stearns's executive officers and directors in definitive proxy statement filed with the SEC on March 27, 2007. You can obtain free copies of these documents from JPMorgan Chase and Bear Stearns using the contact information above.